                                                                    Exhibit 23.6
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of Tele-Communications, Inc. of our report dated March 7, 1997 on the financial statements of American PCS, L.P. (A Delaware Limited Partnership) as of and for the year ended December 31, 1996 referred to in the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, which appears in the Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), for the year ended December 31, 1996.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Washington, D.C.
December 16, 1997